EXHIBIT 10.56

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED CONFIDENTIAL INFORMATION APPEARS ON THREE (3) PAGES OF THIS EXHIBIT

EXECUTION VERSION

SECURITY AGREEMENT

dated as of June 28, 2007

between

AIRTRAN AIRWAYS, INC.,

Borrower

and

BAYERISCHE HYPO- UND VEREINSBANK AG, LONDON BRANCH,

Security Agent

Pre-Delivery Payment Financing for up to

Eighteen (18) Boeing model 737-7BD Aircraft

each to be equipped with

Two (2) CFM International model CFM56 engines

TABLE OF CONTENTS

1. DEFINITIONS		5

2. THE CERTIFICATES		5

2.1	FORM OF LOAN CERTIFICATES	5
2.2	TERMS OF LOAN CERTIFICATES; DRAWINGS	5
2.3	[INTENTIONALLY OMITTED.]	6
2.4	DISTRIBUTION OF FUNDS RECEIVED	6
2.5	METHOD OF PAYMENT	8
2.6	[INTENTIONALLY OMITTED]	9
2.7	REGISTRATION, TRANSFER AND EXCHANGE OF LOAN CERTIFICATES	9
2.8	MUTILATED, DESTROYED, LOST OR STOLEN LOAN CERTIFICATES	10
2.9	PAYMENT OF EXPENSES ON TRANSFER	10
2.10	PREPAYMENT	11

3. EVENTS OF DEFAULT		11

4. REMEDIES		13

4.1	GENERAL; ACCELERATION	13
4.2	DISCONTINUANCE OF PROCEEDINGS	14
4.3	WAIVER OF PAST DEFAULTS	14
4.4	REMEDIES CUMULATIVE	14

5. INTENTIONALLY OMITTED		15

6. SUPPLEMENTS AND AMENDMENTS TO THIS SECURITY AGREEMENT AND OTHER DOCUMENTS		15

6.1	INSTRUCTIONS OF A MAJORITY IN INTEREST OF LENDERS	15
6.2	SECURITY AGENT PROTECTED	15

7. MISCELLANEOUS		15

7.1	TERMINATION OF SECURITY AGREEMENT	15
7.2	NO LEGAL TITLE TO COLLATERAL IN HOLDERS	16
7.3	SALE OF COLLATERAL BY SECURITY AGENT IS BINDING	16
7.4	SECURITY AGREEMENT FOR BENEFIT OF SECURITY AGENT AND HOLDERS	16
7.5	NO ACTION CONTRARY TO BORROWER’S RIGHTS; QUIET ENJOYMENT	16
7.6	NOTICES	16
7.7	SEVERABILITY	17
7.8	NO ORAL MODIFICATIONS OR CONTINUING WAIVERS	17
7.9	SUCCESSORS AND ASSIGNS	17
7.10	HEADINGS	17
7.11	NORMAL COMMERCIAL RELATIONS	17
7.12	GOVERNING LAW; COUNTERPART FORM	17
7.13	JURISDICTION	18
7.14	WAIVER OF JURY TRIAL	18

i

ANNEX A	Definitions
EXHIBIT A	Form of Loan Certificate
SCHEDULE 1	Purchase Agreement Reserved Provisions
SCHEDULE 2	GTA Reserved Provisions

ii

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of June 28, 2007 (this “Security Agreement”), is by and between AIRTRAN AIRWAYS, INC. (the “Borrower”) and BAYERISCHE HYPO- UND VEREINSBANK AG, LONDON BRANCH, not in its individual capacity, except as expressly stated herein, but solely as Security Agent for the Lenders (together with its successors hereunder in such capacity, the “Security Agent”).

RECITALS:

WHEREAS, Borrower desires by this Security Agreement, among other things (i) to provide for the issuance by Borrower to the Lenders of Loan Certificates evidencing participation by the Lenders in the secured loans as provided in the Credit Agreement made with respect to each Advance, and (ii) to provide for the assignment, mortgage and pledge by Borrower to Security Agent, as the Collateral hereunder, among other things, certain of Borrower’s right, title and interest in and to the Purchase Agreement and the GTA, as security for, among other things, Borrower’s obligations to the Lenders;

WHEREAS, all things have been done to make the Loan Certificates, when executed by Borrower and issued and delivered hereunder, the valid, binding and enforceable obligations of Borrower; and

WHEREAS, all things necessary to make this Security Agreement the valid, binding and legal obligation of Borrower, for the uses and purposes herein set forth and in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE:

NOW, THEREFORE, THIS SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal amount of, interest on, Break Loss on, and all other amounts due with respect to all Loan Certificates and to secure Borrower’s performance and observance of all the agreements, covenants, and provisions herein, for the benefit of the Lenders, and in consideration of the premises and of the covenants herein, and of the acceptance of the Loan Certificates by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Borrower hereby grants, bargains, sells, assigns, transfers, conveys, mortgages and pledges to Security Agent (and its successors in trust and assigns), for the security and benefit of the Lenders, a security interest in and Lien on all Borrower’s right, title and interest in, to, and under the following described property, rights, and privileges, whether now existing or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Security Agreement by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”):

(1) The Purchase Agreement, including, without limitation, (i) the right to purchase each of the Aircraft pursuant to and in accordance with the Purchase Agreement upon valid tender by Airframe Manufacturer; (ii) all claims for damages in respect of each of the Aircraft arising as a result of any default by Airframe Manufacturer under the Purchase Agreement or by any vendor or other supplier of components or other parts or equipment installed on or in any of the Aircraft referred to therein, including, without limitation, all warranty, service life policy and indemnity provisions contained in the Purchase Agreement and all claims thereunder; (iii) any and all rights of Borrower to compel performance of the terms of the Purchase Agreement in respect of the Aircraft; and (iv) any and all rights to receive any credits, refunds, rebates or other discounts due to Borrower with respect to the purchase price of the Aircraft (and the Engines) pursuant to the Purchase Agreement (except to the extent specifically excluded by the terms of the Operative Documents), together with all rights, powers, privileges, options and other benefits of Borrower in respect thereof, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Borrower is or may be entitled to do in respect of such provisions;

(2) Subject to the terms and conditions of the Engine Consent and Agreement, the GTA, including, without limitation, (i) all claims for damages in respect of each of the Engines arising as a result of any default by the Engine Manufacturer under the GTA or by any vendor or other supplier of components or other parts or equipment installed on or in any of the Engines referred to therein, including, without limitation, all warranty and indemnity provisions contained in the GTA and all claims thereunder; and (ii) any and all rights of Borrower to compel performance of the terms of the GTA in respect of the Engines, together with all rights, powers, privileges, options and other benefits of Borrower in respect thereof, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Borrower is or may be entitled to do in respect of such provisions;

(3) all payments or proceeds payable to Borrower with respect to either the Purchase Agreement or the GTA in respect of the Aircraft and/or the Engines or any part thereof as the result of the sale or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of Borrower in and to the same and every part thereof;

(4) all monies and securities deposited or required to be deposited with Security Agent pursuant to any term of this Security Agreement or required to be held by Security Agent hereunder; and

(5) all proceeds of the foregoing.

Any and all properties referred to in this Granting Clause which are hereafter acquired by Borrower, shall, without further conveyance, assignment or act by Borrower or Security Agent thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein. Anything in this Security Agreement to the contrary notwithstanding, the following rights with respect to the Purchase Agreement and the GTA are reserved to and retained by Borrower and not assigned hereby or subjected to any Lien or security interest hereunder:

(i) all rights and interests in and to the Purchase Agreement and the GTA as and to the extent the same relate to aircraft and engines other than the Aircraft and the Engines, or to any other matters not pertaining to the Aircraft or the Engines,

(ii) the rights to demand, accept and retain all rights in and to property, data, services, product support and other agreements of Airframe Manufacturer and/or Engine Manufacturer related to the Aircraft and Engines under the Purchase Agreement or the GTA, which are (1) made available to Borrower based on the number of aircraft and engines purchased by Borrower thereunder; and/or (2) available for the benefit of Borrower only during such times that AirTran is the owner or operator of the Aircraft or the Engines,

(iii) the rights to obtain services and training pursuant to the Purchase Agreement or the GTA,

(iv) any and all rights to receive the allowance due to Borrower pursuant to the GTA, and

(v) all rights, powers and privileges set forth in the Reserved Provisions.

Anything in this Security Agreement to the contrary notwithstanding:

(1) Borrower shall at all times remain liable (A) to Airframe Manufacturer to perform all the duties and obligations of “Customer” under the Purchase Agreement, and (B) to Engine Manufacturer to perform all the duties and obligations of “Airline” under the GTA, in each case to the same extent as if this Security Agreement had not been executed;

(2) Security Agent’s exercise of any of the rights assigned hereunder shall not release Borrower from any of its duties or obligations to Airframe Manufacturer under the Purchase Agreement or to Engine Manufacturer under the GTA, except to the extent that such exercise constitutes performance of such duties and obligations; and

(3) except as provided in the next paragraph, neither Security Agent nor any Lender shall have any obligation or liability under the Purchase Agreement or the GTA by reason of, or arising out of, this Security Agreement, or be obligated to perform any of Borrower’s obligations or duties under the Purchase Agreement or the GTA, or to make any payment thereunder, or to make any inquiry as to the sufficiency of any payment received by any of them, or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned under this Security Agreement.

Notwithstanding anything to the contrary in this Security Agreement, the Consent and Agreement or the Engine Consent and Agreement, but without in any way releasing Borrower from any of its duties or obligations under the Purchase Agreement, the GTA, or this Security Agreement, Security Agent confirms for the benefit of Airframe Manufacturer and Engine Manufacturer that, insofar as the provisions of the Purchase Agreement or the GTA relate to the Aircraft or the Engines (respectively), in exercising any rights under the Purchase Agreement or under the GTA, or in making any claim with respect to the Aircraft, Engines or other goods and services delivered or to be delivered pursuant to the Purchase Agreement or the GTA, the terms and conditions thereof (including warranty disclaimers, liability exclusions, indemnity, and insurance) shall apply to and bind Security Agent to the same extent as Borrower. At Borrower’s cost and expense, Security Agent further agrees, expressly for the benefit of Airframe Manufacturer and Engine Manufacturer, that upon the written request of Airframe Manufacturer or Engine Manufacturer, Security Agent will promptly execute and deliver such further assurances and documents and take such further action as Airframe Manufacturer or Engine Manufacturer reasonably requests in order to obtain the full benefits of Security Agent’s agreements in this paragraph. Except as provided in the Consent and Agreement and the Engine Consent and Agreement, Borrower and Security Agent understand and acknowledge that no further assignment of the Purchase Agreement or GTA, including, without limitation, assignments for security purposes, are permitted without the express written consent of Airframe Manufacturer or Engine Manufacturer (as the case may be).

Notwithstanding any of the foregoing provisions of this Granting Clause, but subject to the express provisions of the other articles of this Security Agreement, so long as Security Agent has not commenced the exercise of remedies under Section 4 hereof, Borrower shall have the right, to the exclusion of Security Agent and any others claiming by, through or under Security Agent, to exercise in Borrower’s name all rights and powers of (x) the “Customer” with respect to the Aircraft under the Purchase Agreement and (y) the “Airline” with respect to the Engines under the GTA, provided, that, Borrower may not enter into any amendment, modification or supplement to either Purchase Agreement or the GTA to the extent related to the Aircraft or any right assigned hereunder without the written consent of Security Agent if such amendment, modification or supplement would (1) result in a change to the configuration and/or specification of an Aircraft (other than by reason of modification to such Aircraft required by the FAA) that increases the purchase price thereof by an amount that alone or in the aggregate with other configuration or specification changes is in excess of Fifty Thousand Dollars ($50,000) unless Borrower, at the time of such amendment, modification or supplement, pays the amount of such increase to Airframe Manufacturer as an additional advance payment under the Purchase Agreement, or (2) diminish (other than in any de minimis respect) the rights assigned hereunder to Security Agent.

HABENDUM CLAUSE:

TO HAVE AND TO HOLD all and singular the aforesaid property unto Security Agent, its successors and assigns, in trust for the benefit and security of the Lenders, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

Borrower hereby constitutes Security Agent the true and lawful attorney of Borrower, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of Borrower or otherwise) to ask for, require, demand, receive, compound, and give acquittance for any and all money and claims for money due and to become due under or arising out of the Purchase Agreement and the GTA, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith, and to file any claims or to take any action or to institute any proceedings that Security Agent deems reasonably necessary; provided, that Security Agent shall not exercise any such rights except during the existence of an Event of Default. Upon Security Agent’s written request, Borrower will promptly and duly execute and deliver (or cause to be duly executed and delivered) any and all such further instruments and documents (including UCC continuation statements) as Security Agent shall reasonably request to perfect, preserve, or protect the mortgage, security interests, and assignments created or intended to be created hereby, or to obtain for Security Agent the full benefits of the mortgage, pledge and assignment hereunder and of the rights and powers herein granted.

Borrower hereby represents and warrants that (except as permitted herein) it has not assigned or pledged any of its right, title and interest hereby assigned to Security Agent.

Borrower, Agent and Security Agent further agree as follows:

1.	DEFINITIONS

The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Security Agreement. Annex A also contains rules of usage that control construction in this Security Agreement.

2.	THE CERTIFICATES

2.1	Form of Loan Certificates.

The Loan Certificates shall be substantially in the form of Exhibit A.

2.2	Terms of Loan Certificates; Drawings.

(a) On the Effective Date, Borrower shall issue a Loan Certificate to each Lender in an aggregate original principal amount equal to such Lender’s Maximum Commitment. Borrower shall be entitled to make Drawings under each Loan Certificate in accordance with Section 2(a) of the Credit Agreement.

(b) Each Loan Certificate shall bear interest on the unpaid principal amount of Drawings made thereunder from time to time outstanding from and including the date thereof until such principal amount is paid in full. Such interest shall accrue with respect to each Interest Period at the Applicable Rate in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date such Loan Certificate is paid in full. Interest hereunder and under the Loan Certificates shall be calculated on the basis of a year of 360 days and actual number of days elapsed. If any sum payable under the Loan Certificates or under this

Security Agreement falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day; provided that, in the case of principal of and interest on the Loan Certificates payable on a Interest Payment Date, if by virtue of such extension such payment would fall in the next succeeding month, such sum shall be payable on the next preceding Business Day. Notwithstanding any provisions in the Operative Agreements to the contrary, if the Interest Period in respect of Drawings relating to an Aircraft is scheduled to commence on a date that is less than one (1) month prior to the scheduled Delivery Date of the Aircraft to which such Drawing(s) relates, Borrower, upon written notice to Security Agent given by Borrower within five (5) Business Days prior to the commencement of such Interest Period, may designate that, for purposes of such Drawings, the Applicable Rate shall be calculated based on an interpolated LIBOR Rate plus the Applicable Marge calculated by reference to the number of days remaining until the scheduled Delivery Date.

(c) The principal amount of Drawings relating to an Aircraft, together with all accrued and unpaid interest thereon and any Break Loss, made under each Loan Certificate shall be due and payable in full upon the earliest of (1) the Delivery Date of the Aircraft to which such Drawings relates, (2) the last day of the third (3rd) calendar month following the Scheduled Delivery Month of the Aircraft to which such Drawings relates and (3) March 31, 2010 (with the earliest of these dates being the related “Maturity Date”). If Security Agent so provides its written consent in respect of a delay in delivery of an Aircraft as aforesaid, then the Maturity Date in respect of the Drawings to which such Aircraft relates shall extend to the earlier of (1) the Delivery Date for such Aircraft and (2) the date agreed to by Security Agent.

(d) Each Loan Certificate shall bear interest at the Past Due Rate on any unpaid principal amount of Drawings made thereunder and, to the extent permitted by applicable law, interest (other than interest accrued at the Past Due Rate) and other amounts due thereunder and hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the respective Lender given through Security Agent.

(e) The Loan Certificates shall be executed on behalf of Borrower by one of its authorized officers. Loan Certificates bearing the signatures of individuals who were at any time the proper officers of Borrower shall bind Borrower, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Loan Certificates or did not hold such offices at the respective dates of such Loan Certificates. No Loan Certificates shall be issued hereunder except those provided for in Section 2.2(a) and any Loan Certificates issued in exchange or replacement therefor pursuant to the terms of this Security Agreement.

2.3	[Intentionally Omitted.]

2.4	Distribution of Funds Received.

(a) All amounts payable hereunder shall be paid to Paying Agent into the account specified for Paying Agent pursuant to the Paying Agent Agreement (the “Payment Account”).

(b) Provided that no Event of Default has occurred and is then continuing, each installment of interest payable on the Loan Certificates shall be distributed as promptly as possible on or after the date that such amount is deposited in the Payment Account and becomes immediately available to Paying Agent to the Lenders ratably, without priority of one over the other, to the payment in full of the aggregate amount of interest due under the Loan Certificates in an amount equal to (i) accrued interest at the rate provided in each Loan Certificate, and (ii) any overdue interest thereon.

(c) Provided that no Event of Default has occurred and is then continuing, each payment made by Borrower as repayment of Drawings relating to an Aircraft upon the Maturity Date thereof shall be distributed as promptly as possible on or after the date that such amount is deposited in the Payment Account and becomes immediately available to Paying Agent:

FIRST, to the Lenders ratably, without priority of one over the other, to the payment in full of the aggregate amount of interest due under the Loan Certificates in respect of the Drawings being repaid in an amount equal to (i) accrued interest at the rate provided in each Loan Certificate, and (ii) any overdue interest thereon plus the Break Loss, if any, due to the Lenders in respect of such payment; and

SECOND, to the Lenders ratably, without priority of one over the other, to the payment in full of the unpaid principal amount of Drawings which are being repaid.

(d) Upon any partial optional repayment of the Loan Certificates pursuant to Section 2.10(a) hereof, the amount paid by Borrower shall be applied against the amounts which Borrower is obligated to pay in connection with such prepayment pursuant to Section 2.10(a) (it being understood that no prepayment shall be permitted under Section 2.10(a) unless Borrower pays a sufficient amount to satisfy the amounts owed by it under Section 2.10(a) in connection with such prepayment).

(e) After an Event of Default shall have occurred, and so long as such Event of Default shall be continuing, all amounts deposited in the Payment Account and all proceeds resulting from a sale of any of the Collateral shall be applied in the following order of priority:

FIRST, to the extent not theretofore paid by or on behalf of Borrower, to pay all costs and expenses of Security Agent incurred in connection with the performance of its duties hereunder or under any other Operative Agreement, including reasonable attorneys’ fees and expenses and all costs and expenses incurred by Security Agent in connection with its entering upon, taking possession of, holding, operating, managing, selling or otherwise disposing of the Collateral or any part thereof, any and all Taxes, assessments or other charges of any kind prior to the Lien of any Operative Agreement that Security Agent determined in good faith to pay or be paid, and all amounts payable to Security Agent hereunder or under any of the Operative Agreements in respect of any indemnities or other obligations of Borrower;

SECOND, to the Lenders ratably, without priority of one over the other, to the payment of all accrued and unpaid interest on, all of the Loan Certificates (including Break Loss, if any, and interest on account of overdue payments of principal and interest) then due the Lenders under the Credit Agreement or any of the Loan Certificates and any costs, fees and expenses that are payable to the Lenders under the Credit Agreement or any of the Loan Certificates;

THIRD, to the Lenders ratably, without priority of one over the other, to the payment of the unpaid principal amount of Drawings made under all of the Loan Certificates; and

FOURTH, the balance, if any, thereof thereafter remaining, to Borrower or such other Person(s) as may then lawfully be entitled thereto.

2.5	Method of Payment.

The principal amount of, interest on, and other amount due under each Loan Certificate or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., New York time, on the due date of payment to Paying Agent for distribution in the manner provided herein (any payment received after such time being deemed received on the next following Business Day). Subject to receipt of the funds by Paying Agent as outlined above, Paying Agent will pay or cause to be paid all amounts to be paid by Borrower hereunder and under any Loan Certificate to the holder thereof (including all amounts distributed pursuant to Section 2.4 of this Security Agreement) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars to an account nominated by such holder not later than 4:00 p.m., New York time, on the date of receipt of such funds. If any such payment is received by such holder after the time specified in the preceding sentence, then such payment shall be deemed to be received on the next following Business Day, and subject to the next sentence, Borrower shall be entitled to any interest earned on the amount of such payment and shall compensate such holder for loss of use of funds at the Applicable Rate. If Paying Agent fails to initiate the transfer by federal wire transfer of any such payment as provided in the foregoing sentence after its receipt of funds at the place and before the time specified above by reason of its failure to use ordinary care, Paying Agent shall compensate such holders for loss of use of funds at the Applicable Rate until such payment is made, and Paying Agent shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Loan Certificate, except that, in the case of the final payment in respect of any Loan Certificate, such Loan Certificate shall be surrendered to Paying Agent for cancellation promptly after such payment. Notwithstanding any other provision of this Security Agreement to the contrary, Paying Agent shall not be required to make, or cause to be made, wire transfers as aforesaid before the first Business Day on which it is practicable for Paying Agent to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 11:00 a.m., New York time, at the place of payment. Before the due presentment for registration of transfer of any Loan Certificate, Borrower, Paying Agent and Security Agent shall deem and treat the Person in whose name any Loan Certificate is registered on the Certificate Register as the absolute owner and holder of such Loan Certificate for the purpose of receiving payment of all amounts payable with respect to such Loan Certificate and for all other purposes, and neither Borrower, Paying Agent nor Security Agent shall be affected by any notice to the contrary. So long as any signatory to the Credit Agreement or nominee thereof shall be a registered Lender, all payments to it shall be made to the account of such Lender specified in Schedule 1 of the Credit Agreement, and otherwise in the manner provided in or pursuant to the Credit Agreement, unless and until it specifies some other account or manner of payment by notice to Paying Agent consistent with this Section 2.5.

2.6	[Intentionally Omitted].

2.7	Registration, Transfer and Exchange of Loan Certificates.

Security Agent shall keep a register (the “Certificate Register”) in which Security Agent shall provide for the registration of Loan Certificates and the registration of transfers of Loan Certificates. No such transfer shall be given effect unless and until registered hereunder. Security Agent is hereby appointed “Certificate Registrar” for the purpose of registering Loan Certificates and transfers of Loan Certificates as herein provided. A holder of any Loan Certificate intending to exchange such Loan Certificate shall surrender such Loan Certificate to Security Agent, together with a written request from the registered holder thereof for the issuance of a new Loan Certificate, specifying (in the case of a surrender for transfer) the name(s) and address(es) of the new holder(s). Upon surrender for registration of transfer of any Loan Certificate, Borrower shall execute, and Security Agent shall authenticate and deliver, in the name(s) of the designated transferee(s), one or more new Loan Certificate of a like aggregate original principal amount At the Lender’s option, Loan Certificates may be exchanged for other Loan Certificates of any authorized denominations of a like aggregate original principal amount, upon surrender of the Loan Certificates to be exchanged to Security Agent. Whenever any Loan Certificates are so surrendered for exchange, Borrower shall execute, and Security Agent shall authenticate and deliver, the Loan Certificates which the Lender making the exchange is entitled to receive. All Loan Certificates issued upon any registration of transfer or exchange of Loan Certificates (whether under this Section 2.7 or under Section 2.8 or otherwise under this Security Agreement) shall be the valid obligations of Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Security Agreement, as the Loan Certificates surrendered upon such registration of transfer or exchange. Every Loan Certificate presented or surrendered for registration of transfer, shall (if so required by Security Agent) be duly endorsed, or be accompanied by a Transfer Certificate in form satisfactory to Security Agent duly executed by the Lender or such holder’s attorney duly authorized in writing. Security Agent shall make a notation on each new Loan Certificate of the amount of principal amounts of Drawings previously made under, and the payments of principal previously made, on the old Loan Certificate or Loan Certificates with respect to which such new Loan Certificate is issued and the date to which interest on such old Loan Certificate or Loan Certificates has been paid. Interest shall be deemed to have been paid on such new Loan Certificate to the date on which interest shall have been paid on such old Loan Certificate, and the principal amounts of Drawings and all payments of the principal marked on such new Loan Certificate, as provided above, shall be deemed to have been made thereon. Borrower shall not be required to exchange any surrendered Loan Certificates as provided above during the 10-day period preceding the due date of any payment on such Loan Certificate. Borrower shall in all cases deem the Person in whose name any Loan Certificate shall have been issued and registered as the absolute owner and holder of such Loan Certificate for the purpose of receiving payment of all amounts payable by Borrower with respect to such Loan Certificate, and for all other purposes, until Borrower receives from Security Agent a notice stating otherwise and such change is reflected on the Certificate Register. Security Agent will promptly notify Borrower of each registration of a transfer of a Loan Certificate. Any such transferee of a Loan Certificate, by its acceptance of a Loan Certificate, agrees to the provisions of this Security Agreement and the Credit Agreement applicable to Lenders and shall be deemed to have covenanted to the parties to the Credit Agreement as to the matters covenanted by the original Lender in the Credit Agreement. Subject to compliance by the Lender and its transferee (if any) of the requirements in this Section 2.6, Security Agent and Borrower shall use all reasonable efforts to issue new Loan Certificates upon transfer or exchange within ten (10) Business Days of the date a Loan Certificate is surrendered for transfer or exchange.

2.8	Mutilated, Destroyed, Lost or Stolen Loan Certificates.

If any Loan Certificate shall become mutilated, destroyed, lost, or stolen, upon the written request of the holder of such Loan Certificate, Borrower shall execute, and Security Agent shall authenticate and deliver, in replacement thereof, a new Loan Certificate of a like aggregate original principal amount and Series, dated the same date, and captioned as issued in connection with the Aircraft. If the Loan Certificate being replaced has become mutilated, such Loan Certificate shall be surrendered to Security Agent and a photocopy thereof shall be furnished to Borrower. If the Loan Certificate being replaced has been destroyed, lost, or stolen, the holder of such Loan Certificate shall furnish to Borrower and Security Agent (a) such security or indemnity as they require to save Borrower and Security Agent harmless, and (b) evidence satisfactory to Borrower and Security Agent of the destruction, loss, or theft of such Loan Certificate and of the ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D), or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost, or stolen Loan Certificate, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to, and in form reasonably satisfactory to Borrower shall be accepted as satisfactory indemnity and security, and no further indemnity or security shall be required as a condition to the execution and delivery of such new Loan Certificate. Subject to the Lender’s compliance with the requirements in this Section 2.8, Security Agent and Borrower shall use all reasonable efforts to issue new Loan Certificates within ten (10) Business Days after receiving the Lender’s written request therefor.

2.9	Payment of Expenses on Transfer.

(a) No service charge shall be made to a Lender for any registration of transfer or exchange of Loan Certificates, but Security Agent, as Certificate Registrar, may require payment from any such Lender of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Loan Certificates.

(b) Security Agent shall cancel all Loan Certificates surrendered for replacement, redemption, transfer, exchange, payment, or cancellation, and shall destroy the cancelled Loan Certificates.

2.10	Prepayment.

(a) Borrower may prepay all or any part of the unpaid principal amount of Drawings made under any of the Loan Certificates upon at least thirty (30) days’ prior written notice to Security Agent and the Lenders. Any prepayment notice provided by Borrower hereunder shall be irrevocable and Borrower shall not be entitled to re-borrow any such amounts prepaid pursuant to the terms of this Section 2.10. The Loan Certificates shall be prepaid in whole or in part without penalty or premium (except as provided below) together with accrued interest on the amount to be prepaid; provided, except in the case of a prepayment of Loan Certificates with respect to which Indemnified Withholding Taxes are then payable by Borrower pursuant to Section 10(c) of the Credit Agreement, Borrower may not prepay an aggregate unpaid principal amount of less than One Million Dollars ($1,000,000); and provided, further, that notwithstanding anything to the contrary in this Security Agreement, the proceeds of any partial prepayment shall be distributed by Paying Agent to the Lenders ratably, except in the case of a prepayment of Loan Certificates with respect to which Indemnified Withholding Taxes are then payable by Borrower pursuant to Section 10(c) of the Credit Agreement, in which case the proceeds of such prepayment shall be distributed to the Lender or Lenders of the Loan Certificates to which such Indemnified Withholding Taxes relate. If a prepayment date is not a Payment Date, the prepayment price shall be increased by the amount of any Break Loss associated with any such prepayment.

(b) Within ten (10) days’ of the occurrence of any of the events described in clauses (1), (2), (3) or (4) below, Borrower shall prepay on the date specified in its notice of prepayment delivered pursuant to paragraph (c) below the unpaid principal amount of Drawings made under the Loan Certificates in respect of an Aircraft in full, but not in part, together with accrued interest thereon to the date of prepayment and all other amounts due thereunder and hereunder and under the other Operative Agreements to Paying Agent: (1) upon the termination or cancellation by Borrower and/or Airframe Manufacturer and/or Engine Manufacturer, applicable, of, or the release by Airframe Manufacturer or Engine Manufacturer, as applicable, of Borrower’s obligations under, the Purchase Agreement in respect of the Aircraft, or the GTA in respect of the Engines, to which such Drawings relate; or (2) Borrower elects (at any time) not to take acquire the Aircraft to which such Drawings relate under the terms of the Purchase Agreement; or (3) upon rendering as illegal any material provisions of the Operative Agreements; or (4) Borrower and/or Airframe Manufacturer delay the delivery of an Aircraft beyond the last day of the third (3rd) calendar month following the Scheduled Delivery Month for such Aircraft. The Security Agent will give notice of prepayment to the relevant Lenders under this Section 2.10(b) promptly. If a prepayment under this Section 2.10(b) is not made on an Interest Payment Date, Borrower shall pay, in addition to the amounts described above, any Break Loss associated with any such prepayment.

3.	EVENTS OF DEFAULT

“Event of Default” means any of the following events:

(a) Borrower fails to pay (1) principal of and, interest on, any Loan Certificate when due, and such failure shall continue unremedied for a period of five (5) Business Days, or (2) any other amount payable by it to Security Agent or the Lenders under this Security Agreement or the Loan Agreement when due, and such failure continues for a period in excess of ten (10) Business Days after Borrower has received written notice from Security Agent of the failure to make such payment when due;

(b) Borrower or Holdings fails to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement, or obligation of Borrower or Holdings in any Operative Agreement, and such failure continues unremedied for a period of thirty (30) days from and after the date Borrower receives written notice thereof from Security Agent;

(c) any representation or warranty made by Borrower or Holdings in any Operative Agreement proves to have been untrue or inaccurate in any material respect as of the date made, is material at the time in question, and, is capable of being cured and remains uncured (to the extent of the adverse impact of such incorrectness on the interest of Security Agent or any Lender) for a period in excess of thirty (30) days from and after the date of written notice thereof from Security Agent to Borrower or Holdings;

(d) Borrower or Holdings consents to the appointment of or taking possession by a receiver, trustee, or liquidator of itself or of a substantial part of its property, or Borrower or Holdings admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of its creditors, or Borrower or Holdings files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation, or other relief as debtor under any bankruptcy Laws or insolvency Laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or Borrower seeks relief as debtor by voluntary petition, answer, or consent under the provisions of any other bankruptcy or similar Law providing for the reorganization or winding-up of corporations (as in effect at such time), or Borrower or Holdings seeks an agreement, composition, extension, or adjustment with its creditors under such laws;

(e) an order, judgment, or decree is entered by any court of competent jurisdiction appointing, without Borrower’s or Holding’s consent, a receiver, trustee, or liquidator of Borrower or Holdings or of all or substantially all of its property, or all or substantially all of the property of Borrower or Holdings is sequestered, or any other relief in respect of Borrower or Holdings as a debtor is granted under any bankruptcy Laws or other insolvency Laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration remains in force undismissed, unstayed, and unvacated for a period of ninety (90) days after the date of entry thereof;

(f) a petition against Borrower or Holdings in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations that applies to Borrower or Holdings, any court of competent jurisdiction assumes jurisdiction, custody, or control of Borrower or Holdings or of substantially all of the property of Borrower or Holdings, and such jurisdiction, custody, or control remains in force unrelinquished, unstayed, and unterminated for a period of 90 days;

(g) except as provided in Section 7.1 hereof, the Lien of this Security Agreement shall cease to exist or cease to be duly perfected (in either case) for a period of more than ten (10) Business Days, unless such circumstance is not capable of being cured, in which case the Event of Default shall arise on the date on which circumstance occurred; or

(h) Borrower shall suffer the loss or suspension of its air carrier operating certificate for a period of 30 days or more.

4.	REMEDIES

4.1	General; Acceleration.

(a) If an Event of Default shall have occurred and be continuing, then and in every such case, Security Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Section 4, and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to purchase the Aircraft from Airframe Manufacturer (subject to the Consent and Agreement).

(b) If an Event of Default referred to in Subsections (d), (e) or (f) of Section 3 shall have occurred, then and in every such case all unfunded Commitments shall be terminated, the unpaid principal amount of Drawings made under all Loan Certificates then outstanding, together with interest accrued but unpaid thereon, and all other amounts due to the holders of the Loan Certificates thereunder and hereunder and under the other Operative Agreements, shall, unless Security Agent acting upon the instructions of the Majority in Interest of Lenders shall otherwise direct, immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

(c) If any other Event of Default shall have occurred and be continuing, then and in every such case, Security Agent may at any time, by written notice or notices to Borrower, (i) terminate all unfunded Commitments and/or (ii) declare all the Loan Certificates to be due and payable, whereupon the unpaid principal amount of Drawings made under all Loan Certificates then outstanding, together with accrued but unpaid interest thereon, and all other amounts due to the Lenders thereunder, hereunder and under the other Operative Agreements, shall immediately and without further act become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

(d) If the unpaid principal amount of Drawings made under the Loan Certificates shall have become due and payable pursuant to this Section 4.1, there shall also become due and payable to each Lender upon demand, without presentment, protest or notice, all of which are hereby waived, the Break Loss (if any) therefor.

(e) The Security Agent agrees to give to Borrower at least ten (10) days’ prior written revocable notice of any foreclosure of the Lien of this Security Agreement, or of any other action to cause Borrower to lose its rights under either the Purchase Agreement or the GTA (which period of notice the parties hereto confirm is commercially reasonable).

(f) Subject to the consent of a Majority in Interest of Lenders, each Lender shall be entitled, at any sale pursuant to this Section 4, to credit against any purchase price bid at such sale by such Lender all or any part of the unpaid obligations owing to such Lender and secured by the Lien of this Security Agreement. Security Agent and Lenders shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by applicable law, free of all rights of redemption.

4.2	Discontinuance of Proceedings.

If Security Agent institutes any proceeding to enforce any right, power, or remedy under this Security Agreement by foreclosure, entry, or otherwise, and such proceedings is discontinued or abandoned for any reason or is determined adversely to Security Agent, then and in every such case Borrower and Security Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies, and powers of Borrower or Security Agent shall continue as if no such proceedings had been instituted.

4.3	Waiver of Past Defaults.

Upon written instruction from a Majority in Interest of the Lenders, Security Agent shall waive any past Default hereunder and its consequences, and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Security Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all relevant Lenders, Security Agent shall not waive any Default (a) in the payment of principal, and interest and other amounts due under any Loan Certificate then outstanding, or (b) in respect of a covenant or provision hereof which, under Section 7, cannot be modified or amended without the consent of all Lenders.

4.4	Remedies Cumulative.

Each and every right, power, and remedy given to Security Agent specifically or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at Law, in equity, or by statute, and each and every right, power, and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as Security Agent deems expedient, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy. No delay or omission by Security Agent in the exercise of any right, remedy, or power or in the pursuance of any remedy shall impair any such right, power, or remedy or be construed to be a waiver of any default on the part of Borrower or to be an acquiescence therein.

5.	INTENTIONALLY OMITTED

6.	SUPPLEMENTS AND AMENDMENTS TO THIS SECURITY AGREEMENT AND OTHER DOCUMENTS

6.1	Instructions of a Majority in Interest of Lenders.

Security Agent agrees for and on behalf of each Lender that it shall not enter into any amendment, waiver, or modification of, or supplement or consent to, any Operative Agreement without the written consent of a Majority in Interest of Lenders, but upon the written request of a Majority in Interest of Lenders, Security Agent shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification, or consent, as is specified in such request (and, to the extent required, agreed to by Borrower, Airframe Manufacturer, or Engine Manufacturer); provided, that, without the consent of each holder of an affected Loan Certificate then outstanding, no such amendment, waiver, or modification shall (1) modify this Section 6.1, or Section 2 or 3, the definitions of “Event of Default”, “Default”, “Majority in Interest of Lenders”, or “Lenders”, or the percentage of Lenders required to take or approve any action hereunder, (2) reduce the amount, or change the time of payment or method of calculation of any amount, of principal, or interest with respect to any Loan Certificate, (3) reduce, modify, or amend any indemnities in favor of Security Agent or the Lenders (except that Security Agent may consent to any waiver or reduction of an indemnity payable to it), (4) permit the creation of any additional Lien on the Collateral or any part thereof (other than Permitted Liens), or deprive any Lender of the benefit of the Lien of this Security Agreement on the Collateral, except as provided in connection with the exercise of remedies under Article 4, or (5) amend the Consent and Agreement or the Engine Consent and Agreement.

6.2	Security Agent Protected.

If, in the opinion of the institution acting as Security Agent hereunder, any document required to be executed by it pursuant to Section 6.1 affects any right, duty, immunity, or indemnity with respect to such institution under this Security Agreement, such institution may in its discretion decline to execute such document.

7.	MISCELLANEOUS

7.1	Termination of Security Agreement.

(a) Upon (or at any time after) payment in full of the principal amount of Drawings made under, interest on and Break Loss, if any, and all other amounts due under, or otherwise due to the Lenders of, all Loan Certificates and provided that (i) the Commitments shall have terminated and (ii) there shall then be no other amounts due to the Lenders and Security Agent hereunder or under the Credit Agreement or the other Operative Agreements or otherwise secured hereby, Security Agent shall, at Borrower’s expense, execute and deliver to or as directed in writing by Borrower an appropriate instrument releasing the Collateral from the Lien of this Security Agreement and such other instruments or documents as may be reasonably requested by Borrower to give effect to such release.

(b) In addition, upon (or at any time after) payment in full of principal amount of Drawings made under, interest on and Break Loss, if any, and all other amounts due under, or otherwise due to the Lenders of, all Drawings related to an Aircraft and provided that there shall then be no other amounts due to the Lenders and Security Agent hereunder or under the Credit Agreement or the other Operative Agreements or otherwise secured hereby in respect of such Drawings, Security Agent shall execute and deliver to or as directed in writing by Borrower an appropriate instrument releasing the Collateral to the extent it relates to the Aircraft relating to such Drawings from the Lien of this Security Agreement, and Security Agent shall execute and deliver such instrument as aforesaid and, at Borrower’s expense, will execute and deliver such other instruments or documents as may be reasonably requested by Borrower to give effect to such release.

7.2	No Legal Title to Collateral in Holders.

No holder of a Loan Certificate shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Loan Certificate or other right, title and interest of any holder of a Loan Certificate in and to the Collateral or hereunder shall operate to terminate this Security Agreement or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of legal title to any part of the Collateral.

7.3	Sale of Collateral by Security Agent is Binding.

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by Security Agent made pursuant to this Security Agreement shall bind the Lenders and shall be effective to transfer or convey all right, title, and interest of Security Agent, Borrower, and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Security Agent.

7.4 Security Agreement for Benefit of Security Agent and Holders.

Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than Borrower, Security Agent, and the Lenders any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

7.5	No Action Contrary to Borrower’s Rights; Quiet Enjoyment.

Notwithstanding any of the provisions of this Security Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, Security Agent agrees that neither it nor any Person claiming by, through or under Security Agent, will not take any action in violation of Borrower’s rights, including the right to purchase the Aircraft under the Purchase Agreement in accordance with the terms of this Security Agreement by Borrower.

7.6	Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, or other communications provided or permitted by this Security Agreement to be made, given, furnished, or filed shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in the Credit Agreement.

7.7	Severability.

Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8	No Oral Modifications or Continuing Waivers.

No term or provision of this Security Agreement or the Loan Certificates may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Borrower and Security Agent, in compliance with Section 6.1. Any waiver of the terms hereof or of any Loan Certificate shall be effective only in the specific instance and for the specific purpose given.

7.9	Successors and Assigns.

All covenants and agreements herein shall bind and benefit each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver, or other instrument or action by Security Agent or any Lender shall bind the successors and assigns of Security Agent or such Lender. Each Lender by its acceptance of a Loan Certificate agrees to be bound by this Security Agreement and all provisions of the Operative Agreements applicable to a Lender.

7.10	Headings.

The headings of the Articles and sections herein and in the table of contents hereto are for convenience of reference only, and shall not define or limit any of the terms or provisions hereof.

7.11	Normal Commercial Relations.

Anything in this Security Agreement to the contrary notwithstanding, Security Agent may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Borrower, fully to the same extent as if this Security Agreement were not in effect, including the making of loans or other extensions of credit to Borrower for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

7.12	Governing Law; Counterpart Form.

THIS SECURITY AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE. This Security Agreement is being delivered in the state of New York. This Security Agreement may be executed in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which shall be an original.

7.13	Jurisdiction.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS, AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT, OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THE OPERATIVE AGREEMENTS.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 15(a) OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 7.13(b), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER, OR THAT ANY OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

7.14	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

AIRTRAN AIRWAYS, INC., as Borrower

By:
Name:
Title:

BAYERISCHE HYPO- UND VEREINSBANK AG, LONDON BRANCH, as Security Agent

By
Name:
Title:

By:
Name:
Title:

ANNEX A

DEFINITIONS AND CONSTRUCTION

GENERAL PROVISIONS

(a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

(1) each of “Borrower”, “Lender”, “Security Agent”, “Paying Agent” and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

(2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement or other document entered into in substitution or replacement therefor;

(3) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the Effective Date, and thereafter from time to time;

(4) “Agreement”, “this Agreement”, “hereby”, “herein”, “hereto”, “hereof”, “hereunder”, and words of similar import, when used in any Operative Agreement, refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

(5) “including”, “include”, and terms or phrases of similar import means “including, without limitation”; and

(6) a reference to a “Section”, an “Exhibit”, an “Annex”, or a “Schedule” in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, such Operative Agreement or such annex, respectively.

(b) Each exhibit, annex, and schedule to any Operative Agreement is incorporated in, and is a part of, such Operative Agreement.

(c) Unless otherwise defined or specified in the Credit Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d) Headings used in any Operative Agreement are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

Annex A-1

DEFINED TERMS

Accepted Jurisdiction: The United States, France, Germany, The Netherlands, Ireland, the United Kingdom, Austria, Italy or Luxemburg.

Actual Knowledge: actual knowledge of a vice president or more-senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Operative Agreements; provided, that each party shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice pursuant to Section 15(a) of the Credit Agreement.

Additional Costs: as defined in Section 3(e) of the Credit Agreement.

Advance: each non-deferrable Advance Payment (as defined in the Purchase Agreement) paid or payable by Borrower in respect of each Aircraft in accordance with the terms of the Purchase Agreement.

Affiliate: with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and “controlling”, “controlled by”, and “under common control with” have correlative meanings.

After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of all the two payments, after deducting all Taxes (taking into account any current credits or current deductions attributable to the event or circumstances giving rise to the requirement that original payment be made) currently payable by such Person or any of its Affiliates under any applicable Law or governmental authority, is equal to the payment due to such Person.

Agency Fee: has the meaning specified in the Agency Fee Letter.

Agency Fee Letter: means the letter agreement, dated as of June 28, 2007, by and among Borrower, Paying Agent and Security Agent, in connection with payment of the Agency Fee.

AGTA-CQT: means the Aircraft General Terms Agreement AGTA-CQT, dated as of July 3, 2003, by and between Airframe Manufacturer and Borrower.

Aircraft: each Boeing model 737-7BD aircraft specified by manufacturer’s serial number in Schedule 3 to the Credit Agreement, together with all buyer-furnished equipment, manuals and technical records related thereto.

Airframe Manufacturer: The Boeing Company.

Annex A-2

Applicable Margin: *** per annum.

Applicable Rate: for any Interest Period, a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

Borrower’s Advisor: SkyWorks Capital, LLC.

Borrower Person: Borrower and any Affiliate of Borrower.

Borrowing Date: as specified in Section 2(e) of the Credit Agreement.

Borrowing Notice: as specified in Section 2(d) of the Credit Agreement.

Break Loss: (A) where the Applicable Rate is not based on the LIBOR Rate, the amount, if any, required to compensate each Lender for any losses, costs or expenses (excluding loss of profit) which it may incur as the result of the prepayment or acceleration (or the failure to make any such prepayment on the date irrevocably scheduled therefor) of any Loan Certificate held by it on a date other than the last day of the then current Interest Period therefor, including, without limitation, losses, costs or expenses incurred in connection with unwinding or liquidating any deposits or funding or financing arrangement with its funding sources, as reasonably determined by such Lender and (B) where the Applicable Rate is based on the LIBOR Rate, an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so prepaid or accelerated to the last day of such Interest Period (the “Break Period”) at the LIBOR Rate therefor over (ii) the amount of interest which would have accrued during the Break Period on the principal amount so prepaid or accelerated at an interest rate the affected Lender would have obtained in the London interbank market for United States dollar deposits of leading banks on such prepayment or acceleration date with maturities comparable to the Break Period (as reasonably determined by such Lender).

Business Day: any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close in New York, NY, Orlando, FL, or the city and state in which Security Agent is located or receives or disburses funds and, if in relation to the payment of interest and principal of any Loan Certificate, or any prepayment thereof, a day on which Dollar transactions are effected in London, England, and, for the Effective Date and for each date on which a Drawing is to be made, Frankfurt, Germany.

Cash Contribution: an amount equal to *** of an Advance.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 1 of 3 pages containing information redacted pursuant to a request for confidential treatment.

Annex A-3

Cash Equivalents: the following securities (which shall mature within thirty (30) days of the date of purchase thereof): (1) direct obligations of the U.S. Government; (2) obligations fully guaranteed by the U.S. Government; (3) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, Paying Agent or any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $1 billion and having a rate of “A” or better from Standard & Poor’s; or (4) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor’s or Moody’s equal to or higher than A1 or P1, respectively.

Certificate Register: as defined in Section 2.7 of the Security Agreement.

Citizen of the United States: as defined in Section 40102(a)(15) of the Transportation Code and in the FARs.

Code: the Internal Revenue Code of 1986, as amended, or any successor thereto; provided, that, when used in relation to a Plan, “Code” shall be interpreted in accordance with the regulations and rulings issued thereunder.

Collateral: as defined in the Granting Clause of the Security Agreement.

Commitment: as defined in Section 2(a) of the Credit Agreement.

Commitment Fee: *** per annum of the unused portion of the aggregate Maximum Commitment in respect of all Advances.

Commitment Termination Date: March 31, 2009 or such later date as agreed to by Borrower and Security Agent.

Consent and Agreement: the consent and agreement, dated as of June 28, 2007, among Borrower, Security Agent and Airframe Manufacturer.

Credit Agreement: Credit Agreement, dated as of June 28, 2007, among Borrower, the Lenders and Security Agent, as such Credit Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

Default: (1) any event or condition that, with the giving of notice or the lapse of time, would become an Event of Default, or (2) any Event of Default.

Delivery Date: the date on which an Aircraft is tendered for delivery by Airframe Manufacturer to Borrower which shall be a Business Day.

Dollars, United States Dollars, or $: the lawful currency of the United States.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 2 of 3 pages containing information redacted pursuant to a request for confidential treatment.

Annex A-4

Drawing: in respect of any Advance, the borrowing made by Borrower on the Borrowing Date with respect to such Advance from each Lender.

Effective Date: as defined in Section 2(e) of the Credit Agreement.

Eligible Account: an account established by and with an Eligible Institution at Paying Agent’s request, which institution agrees, for all purposes of the UCC (including UCC Article 8), that (1) such account shall be a “securities account” (as defined in UCC § Section 8-501), (2) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in UCC § 8-102(9)), (3) Security Agent shall be the “entitlement holder” (as defined in UCC § 8-102(7)) of such account, (4) it will comply with all entitlement orders issued by Security Agent to the exclusion of Borrower, and (5) the “securities intermediary jurisdiction” (under UCC § 8-110(e)) shall be the state of New York.

Eligible Institution: a depository institution organized under the laws of the United State of America or any of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A-3 or its equivalent.

Engines: in respect of each Airframe, each of the two CFM International, Inc. model CFM56-7B20 engines delivered with such Airframe under the Purchase Agreement.

Engine Consent and Agreement: the consent and agreement of Engine Manufacturer in respect of the Security Agreement.

Engine Manufacturer: CFM International, Inc.

ERISA: the Employee Retirement Income Security Act of 1974.

Event of Default: as defined in Section 3 of the Security Agreement.

Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation).

FAA: the Federal Aviation Administration of the United States or any Governmental Entity succeeding to the functions of the Federal Aviation Administration.

Financing Statements: the UCC-1 financing statements covering the Collateral (as defined in the Security Agreement) by Borrower, as debtor, showing Security Agent as secured party, for filing in Delaware and each other jurisdiction where filing is necessary to perfect its Lien on such Collateral.

Fitch Rating: Fitch Ratings Ltd.

Annex A-5

GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC or the Public Company Accounting Oversight Board, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person’s financial statements.

Governmental Entity: (1) any federal, state, provincial, or similar government, and any body, board, department, commission, court, tribunal, authority, agency, or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative, or regulatory functions of such government, or (2) any other governmental entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

GTA: General Terms Agreement No. CFM-03-0017, dated June 30, 2003, by and between Engine Manufacturer and Borrower including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such GTA, all to the extent included in the Granting Clause of the Security Agreement.

Holdings: AirTran Holdings, Inc., a Nevada corporation.

Holdings Guarantee: the Guarantee, dated as of June 28, 2007, from Holdings.

HVB: Bayerische Hypo- und Vereinsbank AG, London Branch

Indemnified Withholding Taxes: has the meaning specified in Section 10(c)(i) of the Credit Agreement.

Indemnitee: (1) the Lenders, (2) Security Agent, (3) Paying Agent, (4) each Affiliate of the Persons described in clauses (1) through (3) above, (5) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (4) above and (5) the successors and permitted assigns of the persons described in clauses (1) through (4) above.

Interest Payment Date: the first day of each calendar month succeeding the applicable Borrowing Date and the Maturity Date thereof; provided that, if any such date shall not be a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day.

Interest Period: (a) initially, the period commencing on the first Borrowing Date and ending on but excluding the first Interest Payment Date and (b) thereafter, each successive period commencing on the day following the final day of the preceding Interest Period and ending on but excluding the next succeeding Interest Payment Date.

Law: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Governmental Entity, and (2) any judicial or official administrative interpretation or application of, or decision under, any of the foregoing having the force of law.

Lender: (1) initially each Person identified in Schedule 2 of the Credit Agreement as a Lender, and (2) thereafter any Person registered as a holder of one or more Loan Certificates.

Annex A-6

LIBOR Rate: with respect to any Interest Period (if for a period equal to at least one month), a rate per annum (calculated on the basis of a 360-day year and actual days elapsed) equal to the rate per annum at which Dollar deposits are offered in the London interbank market for a one-month period as such rate (rounded upwards to the nearest 1/64 of 1%) as displayed on Reuters Page LIBOR01 at approximately 11:00 a.m., London time (or as soon thereafter as practicable), or if such service no longer displays any such quote, the arithmetic mean (rounded upwards to the nearest 1/64 of 1%) of such rates as displayed on Moneyline Telerate Page 3750 at approximately 11:00 a.m., London time (or as soon thereafter as practicable), or if such service no longer displays any such quote, the arithmetic mean (rounded upwards to the nearest 1/64 of 1%) of such rates, as quoted by two reputable dealers selected by Security Agent and Borrower, in any case on the date two (2) Business Days.

Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property.

Loan Certificate: any loan certificate issued under the Security Agreement in the form specified in Section 2.1 and Exhibit A thereof (as such form may be varied pursuant to the terms of the Security Agreement), or any Loan Certificate issued under such Security Agreement in exchange for or replacement of any such Loan Certificate.

Majority in Interest of Lenders: as of a particular date of determination, the Lenders holding more than 50% of an amount equal to the sum of (i) the unused Maximum Commitment plus (ii) the aggregate unpaid principal amount of all Drawings made as of such date.

Material Adverse Change: with respect to any Person, means any event, condition, or circumstance that materially adversely affects such Person’s business, operating or financial condition and that materially adversely affects its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

Maturity Date: as defined in Section 2.2(c) of the Security Agreement.

Maximum Commitment: as defined in Section 2(a) of the Credit Agreement.

Moody’s: Moody’s Investors Service, Inc.

Non-U.S. Person: any Person, other than a United States person as defined in Code Section 7701(a)(30).

Officer’s Certificate: of any party to the Credit Agreement, a certificate signed by the chairman, the president, any vice president (including those with varying ranks such as executive, senior, assistant, or staff vice president), the treasurer, or the secretary of such party.

Operative Agreements: the Credit Agreement, the Security Agreement, the Loan Certificates, the Consent and Agreement, the Engine Consent and Agreement, the Holdings Guarantee and the Paying Agent Agreement and any amendments or supplements of any of the foregoing.

Annex A-7

Participation Percentage: in respect of each Lender, the percentage set forth for such Lender on Schedule 2 to the Credit Agreement, as updated from time to time.

Past-Due Rate: the lesser of Applicable Rate plus *** per annum and the maximum rate permitted under applicable Law.

Paying Agent: Wells Fargo Bank Northwest, National Association, or such other entity becoming the Paying Agent pursuant to Section 8 of the Paying Agent Agreement.

Paying Agent Agreement: the Paying Agent Agreement, dated as of June 28, 2007, by and among Borrower, Security Agent and Paying Agent.

Payment Account: such account as described in Section 2.4(a) of the Security Agreement.

Permitted Lien: (a) the rights of Security Agent under the Operative Agreements; (b) Liens arising by, through or under any Lender or Security Agent; (c) Liens for Taxes either not yet due or being contested in good faith by appropriate procedures if such Liens and such procedures do not involve a material risk of the sale, forfeiture, or loss of the Collateral, or the interest of Security Agent or any Lender therein, or impair the Lien of the Security Agreement and for which adequate reserves have been established under GAAP; (d) Liens arising out of any judgment or award against Borrower, if, within sixty (60) days after the entry thereof, that judgment or award is discharged or vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed within sixty (60) days after the expiration of such stay, and if during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture, or loss of the Collateral, or the interest of Security Agent or any Lender therein, or impair the Lien of the Security Agreement; and (e) any other Lien with respect to which Borrower shall have provided a bond, cash collateral, or other security adequate in the reasonable opinion of Security Agent.

Person or person: an individual, firm, partnership, joint venture, trust, trustee, Governmental Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

Plan: any employee benefit plan within the meaning of ERISA § 3(3), or any plan within the meaning of Code § 4975(e)(1).

Purchase Agreement: Purchase Agreement No. 2444, dated July 3, 2003, between Airframe Manufacturer and Borrower (which incorporates by reference AGTA-CQT), including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement, all to the extent included in the Granting Clause of the Security Agreement.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 3 of 3 pages containing information redacted pursuant to a request for confidential treatment.

Annex A-8

Regulatory Change: with respect to any Lender, any change that occurs after the date of the Security Agreement in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) by any court or governmental or monetary authority charged with the interpretation or administration thereof. For the avoidance of doubt, the coming into effect of any applicable law or regulations, policies, orders, directives or guidelines issued by any governmental body, monetary authority or other regulatory organization (whether or not having the force of law) with respect to, arising out of, or in connection with the matters discussed and/or set forth in the proposals set forth in the June 1999 Consultative Paper issued by the Basle Committee on Banking Supervision (as modified, supplemented, revised and/or superseded by any subsequent proposal, consultative paper or other document) shall be deemed a Regulatory Change, except to the extent that compliance therewith has been made mandatory with respect to any Lender on or prior to the Effective Date.

Reserved Provisions: means (1) as they relate to the Purchase Agreement, each and all of the provisions and agreements identified in Schedule 1 of the Security Agreement, as the same may be amended, supplemented or modified from time to time and (2) as they relate to the GTA, each and all of the provisions and agreements identified in Schedule 2 of the Security Agreement, as the same may be amended, supplemented or modified from time to time.

Reserve Requirement: for any Loan Certificate, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period in respect of such Loan Certificate under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement includes any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets that includes the Loan Certificates.

SEC: the Securities and Exchange Commission of the United States, or any Governmental Entity succeeding to the functions of such Securities and Exchange Commission.

Securities Act: the Securities Act of 1933.

Security: a “security” as defined in Section 2(l) of the Securities Act.

Annex A-9

Security Agreement: the Security Agreement, dated as of Juen __, 2007, between Borrower and Security Agent, as such Security Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

Scheduled Delivery Month: for each Aircraft, the date specified in Schedule 3 to the Credit Agreement.

Special Default: a Default under Section 3 (a), (d), (e) or (f) of the Security Agreement.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of McGraw-Hill, Inc.

Tax Indemnitee: (1) each Lender, (2) Security Agent, (3) Paying Agent and (4) the successors, assigns, officers, directors, employees and agents of the foregoing.

Taxes: all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use property (personal and rent) and intangible taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or any political subdivision or taxing authority of any thereof.

Transaction Expenses: the reasonable out-of-pocket costs and expenses incurred by Security Agent and each of the Lenders in connection with the preparation, negotiation, execution, and delivery of the Operative Agreements and the recording or filing of any documents, certificates, or instruments in accordance with any Operative Agreement, including the reasonable fees and disbursements of legal counsel for Security Agent and the Lenders incurred in connection therewith.

Transfer: the transfer, sale, assignment, or other conveyance of all or interest in any property, right or interest.

Transfer Certificate: a transfer certificate substantially in the form set out in Exhibit B to the Credit Agreement.

Transferee: a Person to whom any Lender purports or intends to Transfer any or all of its right, title and interest in its Commitments or Loan Certificate it holds, as described in Section 9(a) of the Credit Agreement

Transportation Code: subtitle VII of title 49, United States Code.

UCC: means the Uniform Commercial Code as in effect in State of New York.

Annex A-10

United States or U.S.: the United States of America; provided, that for geographic purposes, “United States” means the 50 states and the District of Columbia of the United States of America.

Upfront Fee: has the meaning specified in the Upfront Fee Letter.

Upfront Fee Letter: means the letter agreement, dated as of June 28, 2007, by and among Borrower, Paying Agent and Security Agent, in connection with payment of the Upfront Fee.

U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

U.S. Person: any Person that is a “United State person” as defined in Code Section 7701(a)(30).

Annex A-11

EXHIBIT A

FORM OF:

LOAN CERTIFICATE

No. [ ]	New York, New York

$[ ]	[ ], [ ]

AirTran Airways, Inc., a Delaware corporation (the “Borrower”) hereby promises to pay to [ ] (or its registered transferees), the principal sum of $[            ], or, if less the aggregate unpaid principal amount of all Drawings made hereunder, plus any Break Loss and other sums becoming due and owing under the Operative Agreements, together with interest at the Applicable Rate on the unpaid principal amount of all Drawings made hereunder from and including the date hereof until paid in full. The unpaid principal amount of all Drawings made hereunder shall be due and payable on the Maturity Date. Interest shall accrue with respect to each Interest Period at the Applicable Rate in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date this Loan Certificate is paid in full. The Interest Periods for the Drawing evidenced by this Loan Certificate can vary in accordance with Section 2.2(b) of the Security Agreement. Interest shall be calculated on the basis of a year of 360 days and actual number of days elapsed. If any date on which a payment under this Loan Certificate becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the following Business Day (unless if by virtue of such extension such day would fall in the next succeeding calendar month, in which case such payment shall be made on the immediately preceding Business Day).

For purposes hereof, “Security Agreement” means the Security Agreement, dated as of June 28, 2007, between Borrower and Bayerische Hypo- und Vereinsbank AG, London Branch (“Security Agent”), as amended or supplemented from time to time. All terms used in this Loan Certificate, if defined in the Security Agreement and not in this Loan Certificate, have the same meanings as in the Security Agreement.

This Loan Certificate shall bear interest, payable on demand, at the Past-Due Rate (calculated on the basis of a 360-day year and actual number of days elapsed) on any overdue payment of principal, interest or any other amount required to be made hereunder for the period that it is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration, or otherwise).

A Certificate Register shall be maintained by Security Agent for the purpose of registering transfers and exchanges of Loan Certificates, in the manner provided in Section 2.7 of the Security Agreement.

Exh A-1

The principal, interest, any Break Loss and other amounts due hereunder shall be payable in Dollars in immediately available funds to Paying Agent. Each such payment shall be made without any presentment or surrender of this Loan Certificate. However, this Loan Certificate shall be surrendered to Security Agent for cancellation promptly after any final payment.

The holder hereof, by its acceptance of this Loan Certificate, agrees that (except as otherwise provided in the Security Agreement) each payment of principal, Break Loss and interest received by it hereunder shall be applied in accordance with Section 2.4 of the Security Agreement.

This Loan Certificate is one of the Loan Certificate referred to in the Security Agreement which have been or are to be issued by Borrower pursuant to the Security Agreement. The Collateral is held by Security Agent as security, in part, for the Loan Certificate. The provisions of this Loan Certificate are subject to the Security Agreement. Refer to the Security Agreement for a complete statement of (1) the rights and obligations of the holder of this Loan Certificate, and the nature and extent of the security for this Loan Certificate, (2) the rights and obligations of the holders of any other Loan Certificate executed and delivered under the Security Agreement, and the nature and extent of the security for any other Loan Certificates executed and delivered under the Security Agreement, and (3) each holder hereof agrees by its acceptance of this Loan Certificate to the terms and conditions in the Security Agreement.

Before this Loan Certificate is duly presented for registration of transfer, Borrower, Paying and Security Agent shall treat the person in whose name this Loan Certificate is registered as the owner hereof for all purposes, whether or not this Loan Certificate is overdue, and neither Borrower, Paying Agent nor Security Agent shall be affected by notice to the contrary.

This Loan Certificate is subject to redemption as provided in Section 2.10 of the Security Agreement and Section 10(c)(i) of the Credit Agreement, but not otherwise. In addition, this Loan Certificate may be accelerated as provided in Section 4.1 of the Security Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of Security Agent by manual signature, this Loan Certificate shall not be entitled to any benefit under the Security Agreement or be valid or obligatory for any purpose.

THIS LOAN CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. All remaining provisions of Section 12 of the Credit Agreement are incorporated by reference as if more fully set forth herein.

Exh A-2

IN WITNESS WHEREOF, Borrower has executed this Loan Certificate.

AIRTRAN AIRWAYS, INC., as Borrower

By:
Name:
Title:

EXh A-3

CERTIFICATE OF AUTHENTICATION

This is one of the Loan Certificate referred to in the Security Agreement (as defined in the foregoing Loan Certificate).

BAYERISCHE HYPO- UND VEREINSBANK AG, LONDON BRANCH, as Security Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1

PURCHASE AGREEMENT RESERVED PROVISIONS

1.	Section 1.3 of Article 1 of the AGTA-CQT.

2.	Exhibit B to the AGTA-CQT.

3.	Section 5.4 of Article 5 of Purchase Agreement No. 2444

4.	Exhibit BFE1-1 to Purchase Agreement No. 2444

5.	Exhibit CS1 to Purchase Agreement No. 2444

6.	Purchase Agreement No. 2444 Supplement No. 1

7.	Purchase Agreement No. 2444 Supplement No. 2 (other than Sections 1.1, 1.2, 4.2 and 5 thereof)

8.	Purchase Agreement No. 2444 Supplement No. 3

9.	Purchase Agreement No. 2444 Supplement No. 4

10.	Purchase Agreement No. 2444 Supplement No. 5

11.	Purchase Agreement No. 2444 Supplement No. 6

12.	Purchase Agreement No. 2444 Supplement No. 7 (other than Sections 1, 4, 5, and 6 thereof)

13.	Purchase Agreement No. 2444 Supplement No. 8

14.	Purchase Agreement No. 2444 Supplement No. 9

15.	Purchase Agreement No. 2444 Supplement No. 10 (other than Sections 1, 2, 3, 4, 5, 8, 9, 10, 11, 12 and 13 thereof)

16.	Purchase Agreement No. 2444 Supplement No. 11 (other than Sections 4, 5 and 6)

17.	Purchase Agreement No. 2444 Supplement No. 12

18.	Letter Agreement No. 2444-01

19.	Letter Agreement No. 2444-03

20.	Letter Agreement No. 2444-04

21.	Letter Agreement No. 2444-05

22.	Letter Agreement No. 2444-06

23.	Letter Agreement No. 6-1162-SSM-2322 (R1)

24.	Letter Agreement No. 6-1162-SSM-2323

25.	Letter Agreement No. 6-1162-SSM-2324 (other than Sections 1.1, 2, 7 an d10 thereof)

26.	Letter Agreement No. 6-1162-SSM-2325

27.	Letter Agreement No. 6-1162-SSM-2326 (R1)

28.	Letter Agreement No. 6-1162-SSM-2327

29.	Letter Agreement No. 6-1162-SSM-2406

30.	Letter Agreement No. 6-1162-SSM-2426 (R2)

31.	Letter Agreement No. 6-1162-SSM-2429 (other than Sections 7 and 6 thereof)(Note: the reference to Section 6 in the preceding parenthetical is in reference to the confidentiality provisions of such letter agreement, which was inadvertently designated as Section 6 thereof.)

32.	Letter Agreement No. 6-1162-SSM-2431 (other than Sections 9 and 9 thereof)(Note: the second reference to Section 9 in the preceding parenthetical is in reference to the confidentiality provisions of such letter agreement, which was inadvertently designated as Section 9 thereof.)

33.	Letter Agreement No. 6-1162-SSM-2433

34.	Sections 4 and 5 of the Letter Agreement No. 6-1162-SSM-2435

Sch 1-1

35.	Letter Agreement No. 6-1162-SSM-2436 (other than Sections 1, 2 and 7 thereof)

36.	Letter Agreement No. 6-1162-JWL-0107(R3) (other than Sections 1, 4 and 6 thereof)

37.	Letter Agreement No. 6-1162-JWL-0189 (other than Sections 1.1, 2.1, 3, 4, 5 and 7 thereof)

38.	Letter Agreement No. 6-1162-JWL-0224

39.	Letter Agreement No. 6-1162-JWL-0239

40.	Letter Agreement No. 6-1162-TRW-0684

41.	Letter Agreement No. 6-1162-TRW-0685

42.	Letter Agreement No. 6-1162-TRW-0686

Exh A-2

SCHEDULE 2

GTA RESERVED PROVISIONS

All terms, conditions, provisions, letter agreements, amendments and other agreements related to the GTA, other than Article 9 and Exhibit A of the GTA.

Sch 2-1